FOR IMMEDIATE RELEASE

Contact:                 Donald H. Wilson
Chairman, President and Chief Executive Officer
(630) 545-0900

COMMUNITY FINANCIAL SHARES, INC.
ANNOUNCES STOCKHOLDER APPROVAL OF
 2013 STOCK INCENTIVE PLAN

January 3, 2014, Glen Ellyn, Illinois — Community Financial Shares, Inc. (the “Company”) (OTCQB: CFIS), the parent company of Community Bank-Wheaton/Glen Ellyn, announced today that it has received the requisite consents from the holders of a majority of the outstanding voting securities of the Company to approve the Company’s 2013 Stock Incentive Plan.

About Community Financial Shares, Inc.

Community Financial Shares, Inc. is a bank holding company, headquartered in Glen Ellyn, Illinois, whose wholly-owned subsidiary, Community Bank-Wheaton/Glen Ellyn, is a state-chartered commercial bank insured by the FDIC.  The Bank provides banking services common to the industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, internet banking services including bill payment, Community Investment Center services, and debit cards.  The Company’s common stock is quoted on the OTCQB under the symbol “CFIS.”  More information can be obtained by visiting the Company’s web site at www.cbwge.com (which is not a part of this press release).